Exhibit 8.1

Morse, Zelnick, Rose & Lander
A LIMITED LIABILITY PARTNERSHIP

405 PARK AVENUE
NEW YORK, NEW YORK 10022-4405
212-838-1177
FAX – 212-838-9190

January 12, 2009

WRITER’S DIRECT LINE

Berliner Communications, Inc.
97 Linden Avenue
Elmwood Park, New Jersey 07407

Ladies and Gentlemen:

We have acted as special counsel to Old Berliner, Inc. (“OBI”), a Delaware corporation, in connection with the transactions (the “Reorganization”) more particularly described in the Form S-4 Registration Statement, SEC File No. 333-156522 (the “Registration Statement”), filed by Berliner Communications, Inc. (“BCI”), a Delaware corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the registration of shares of BCI common stock to be issued by BCI in connection with the Reorganization.

In connection with the opinion expressed below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:  (i) the Agreement and Plan of Reorganization, dated September 9, 2008 between BCI and OBI (the “Agreement”); (ii) the Registration Statement; and (iii) such other documents as we have deemed relevant, necessary and/or appropriate in order to enable us to render the opinion set forth below.  In our examination, we have assumed:  (i) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies; (ii) the accuracy of the statements and facts concerning the Reorganization set forth in the Agreement and in the Registration Statement; (iii) the consummation of the Reorganization in the manner contemplated by and in accordance with the terms set forth in the Agreement; (iv) that the applicable law in effect on the Closing Date (as defined in the Agreement) will be the same as the applicable law in effect on the date hereof; and (v) the accuracy of the representations to be made by each of BCI and OBI on the Closing Date.

Based upon and subject to the foregoing, the discussion contained in the proxy statement/prospectus included in the Registration Statement under the caption “Material United States Federal Income Tax Considerations,” insofar as it purports to constitute a summary of matters of U.S. federal income tax law and regulations or legal conclusion with respect thereto, except as otherwise indicated, expresses our opinions as to the material Federal income tax considerations applicable to BCI, OBI and the holders of OBI Common Stock in connection with the Reorganization.

Our opinions are based on current provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, all as currently in effect and any of which may be changed at any time, possibly with retroactive effect.  Any change in applicable laws or facts and circumstances surrounding the Reorganization, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of our opinions.  We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.  Our opinions are limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated.  We note that our opinions represent merely our best legal judgment on the matters at issue and that others may disagree with our conclusions.  Our opinions are not binding on the Internal Revenue Service or a court.  There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that a court would agree with any of our opinions if litigated.

Berliner Communications, Inc.
January 12, 2009

This letter is furnished to you solely for use in connection with the Registration Statement.  We hereby consent to the filing of this letter as an exhibit to the Registration Statement.  We also consent to the references to Morse, Zelnick, Rose & Lander, LLP in the proxy statement/prospectus included in the Registration Statement.  In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Morse, Zelnick, Rose & Lander, LLP
Morse, Zelnick, Rose & Lander, LLP